UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2007

AVAYA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

211 Mount Airy Road Basking Ridge, New Jersey	07920
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (908) 953-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 26, 2007, Avaya Inc., a Delaware corporation (the “Company”), completed its merger (the “Merger”) with Sierra Merger Corp., a Delaware corporation (“Merger Sub”), a wholly-owned subsidiary of Sierra Holdings Corp., a Delaware corporation (“Parent”), pursuant to the terms and conditions of that certain Agreement and Plan of Merger, dated as of June 4, 2007, by and among Parent, Merger Sub and the Company (the “Merger Agreement”). As a result of the Merger, the Company became a wholly-owned subsidiary of Parent. Parent is controlled by investment funds affiliated with Silver Lake Partners and TPG Capital (the “Sponsors”).

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Secured Multi-Currency Asset-Based Revolving Credit Facility

Overview. In connection with the Merger, the Company entered into a credit agreement and related security and other agreements for a senior secured multi-currency asset-based revolving credit facility with Citigroup Global Markets Inc., as joint lead arranger and joint bookrunner, Morgan Stanley Senior Funding, Inc., as joint lead arranger, joint bookrunner and syndication agent, J.P. Morgan Securities Inc., as joint lead arranger and joint bookrunner, JPMorgan Chase Bank, N.A., as documentation agent, Citicorp USA, Inc., as administrative agent and swing line lender and Citibank, N.A., as L/C issuer.

The senior secured multi-currency asset-based revolving credit facility provides senior secured financing of up to $335.0 million, subject to availability under a borrowing base. No amounts under this facility were drawn at the closing of the Merger. The borrowing base at any time equals the sum of 85% of eligible accounts receivable plus 85% of the net orderly liquidation value of eligible inventory, subject to certain reserves and other adjustments. The senior secured multi-currency asset-based revolving credit facility includes borrowing capacity available for letters of credit and for short-term borrowings, referred to as swingline loans. Loans under this facility (other than swingline loans, which are available only in dollars), may be made in Euros in addition to dollars, and letters of credit may be issued in dollars, Euros or other currencies that may be approved under procedures set out in the credit agreement.

The senior secured multi-currency asset-based revolving credit facility provides the Company with the right to request up to $100.0 million of additional commitments under this facility. The lenders under this facility are not under any obligation to provide any such additional commitments under this facility, and any increase in commitments is subject to certain conditions precedent. If the Company were to request any such additional commitments and the existing lenders or new lenders were to agree to provide such commitments, the facility size could be increased by up to $100.0 million, but the Company’s ability to borrow under this facility would still be limited by the amount of the borrowing base.

Interest Rate and Fees. Borrowings under the Company’s senior secured multi-currency asset-based revolving credit facility bear interest at a rate per annum equal to, at the Company’s option, either (a) a base rate determined by reference to the higher of (1) the prime rate of

Citibank, N.A. and (2) the federal funds effective rate plus 0.5% or (b) a LIBOR rate determined by reference to the costs of funds for deposits of the relevant currency for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin. The initial applicable margin for borrowings under the Company’s senior secured multi-currency asset-based revolving credit facility will be 0.75% per annum with respect to base rate borrowings and 1.75% per annum with respect to LIBOR borrowings. The applicable margin for borrowings under the Company’s senior secured multi-currency asset-based revolving credit facility will be subject to a step down based on excess availability under that facility. Swingline loans bear interest at a rate per annum equal to the base rate plus the applicable margin.

In addition to paying interest on outstanding principal under the Company’s senior secured multi-currency asset-based revolving credit facility, the Company is required to pay a commitment fee of 0.25% per annum in respect of the unutilized commitments thereunder. The Company must also pay customary letter of credit fees equal to the applicable margin on LIBOR loans and agency fees.

Mandatory Repayments. If at any time the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the Company’s senior secured multi-currency asset-based revolving credit facility exceeds the lesser of (i) the commitment amount and (ii) the borrowing base, the Company is required to repay outstanding loans and cash collateralize letters of credit in an aggregate amount equal to such excess, with no reduction of the commitment amount. If the amount available under the Company’s senior secured multi-currency asset-based revolving credit facility is less than $33.5 million for five consecutive business days or a payment or bankruptcy event of default has occurred, the Company is required to deposit cash into certain blocked accounts subject to the control of the administrative agent, who may use the funds to repay outstanding loans and cash collateralize letters of credit, under the Company’s senior secured multi-currency asset-based revolving credit facility.

Voluntary Repayments. The Company may voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans at any time without premium or penalty other than customary “breakage” costs with respect to LIBOR loans.

Amortization and Final Maturity. There is no scheduled amortization under the Company’s senior secured multi-currency asset-based revolving credit facility. All outstanding loans under the facility are due and payable in full on the sixth anniversary of the closing date.

Co-Borrowers, Guarantees and Security. All obligations under the Company’s senior secured multi-currency asset-based revolving credit facility are unconditionally guaranteed by Parent. In addition, all of the Company’s existing wholly-owned domestic subsidiaries (with certain agreed-upon exceptions) (the “subsidiary borrowers”) and certain of the Company’s future domestic wholly-owned subsidiaries will act as co-borrowers under the facility. All obligations under the Company’s senior secured multi-currency asset-based revolving credit facility, and the guarantees of those obligations, will be secured, subject to certain exceptions, by substantially all of the Company’s assets and the assets of Parent and the subsidiary borrowers, including:

•	a first-priority security interest in personal property consisting of accounts receivable, inventory, cash, certain deposit accounts, and certain related assets and proceeds of the foregoing;

•

a second-priority pledge of all of the Company’s capital stock and all of the capital stock held by the Company and the Company’s subsidiary borrowers (which pledge, in the case of the capital stock of any foreign subsidiary or of any U.S. subsidiary that holds capital stock of a foreign subsidiary and is a disregarded entity for U.S. federal income tax purposes, is limited to 65% of the voting stock of such subsidiary); and

•

a second-priority security interest in, and mortgages on, substantially all other tangible and intangible assets of the Company, Parent and each subsidiary borrower, including substantially all of the Company’s material owned real property and equipment.

Certain Covenants and Events of Default. The Company’s senior secured multi-currency asset-based revolving credit facility contains a number of covenants that, among other things and subject to certain exceptions, restrict the Company’s ability and the ability of the Company’s subsidiaries to:

•	incur or guarantee additional debt and issue or sell certain preferred stock;

•	pay dividends on, redeem or repurchase the Company’s capital stock;

•	make certain acquisitions or investments;

•	incur or assume certain liens;

•	enter into transactions with affiliates;

•	merge or consolidate with another company;

•	transfer or otherwise dispose of assets;

•	redeem subordinated debt;

•	incur obligations that restrict the ability of the Company’s subsidiaries to make dividends or other payments to the Company; and

•	create or designate unrestricted subsidiaries.

The covenants limiting the incurrence of unsecured or subordinated debt; dividends and other restricted payments; investments, loans, advances and acquisitions; and prepayments or redemptions of the Company’s subordinated indebtedness, each permit the restricted actions in an unlimited amount, subject to the satisfaction of certain payment conditions, principally that the Company must have pro forma excess availability greater than $33.5 million under the senior secured multi-currency asset-based revolving credit facility and that the Company must be in pro forma compliance with the fixed charge coverage ratio described in the next paragraph.

Although the credit agreement governing the Company’s senior secured multi-currency asset-based revolving credit facility does not require the Company to comply with any financial ratio maintenance covenants, if the Company has excess availability under the Company’s senior secured multi-currency asset-based revolving credit facility of less than $33.5 million at any time, the Company will not be permitted to borrow any additional amounts thereunder unless the

Company’s pro forma consolidated Fixed Charge Coverage Ratio (as defined in the credit agreement governing the Company’s senior secured multi-currency asset-based revolving credit facility) is at least 1.0 to 1.0.

The credit agreement governing the Company’s senior secured multi-currency asset-based revolving credit facility also contain certain customary affirmative covenants and events of default.

Senior Secured Credit Facility

Overview. In connection with the Merger, the Company entered into a credit agreement and related security and other agreements for a senior secured credit facility with Citigroup Global Markets Inc., as joint lead arranger and joint bookrunner, Morgan Stanley Senior Funding, Inc., as joint lead arranger, joint bookrunner and syndication agent, J.P. Morgan Securities Inc., as joint lead arranger and joint bookrunner, JPMorgan Chase Bank, N.A., as documentation agent, and Citibank, N.A., as administrative agent, swing line lender and L/C issuer. The senior secured credit facility consists of (a) a $3,800 million senior secured term loan and (b) a senior secured multi-currency revolver allowing for borrowings of up to $200 million. The Company’s senior secured multi-currency revolver includes borrowing capacity available for letters of credit and for short-term borrowings, referred to as swingline loans, and (other than for swingline loans, which are available only in dollars) is available in dollars, Euros and other currencies that may be approved under procedures set out in the credit agreement.

The senior secured credit facility provides that the Company has the right to request additional commitments under either or both of the term loan and the revolver up to $1,000 million. The lenders under this facility are not under any obligation to provide any such additional commitments under this facility, and any increase in commitments is subject to several conditions precedent and limitations.

Interest Rate and Fees. Borrowings under the Company’s senior secured credit facility bear interest at a rate per annum equal to (a) in the case of U.S. dollar-based loans, at the Company’s option either a base rate or a LIBOR rate, and (b) in the case of loans in currencies other than U.S. dollars, a LIBOR rate. The base rate is determined by reference to the higher of (1) the prime rate of Citibank, N.A. and (2) the federal funds effective rate plus 1/2 of 1%. The LIBOR rate is determined by reference to the costs of funds for deposits in the relevant currency for the interest period relevant to such borrowing adjusted for certain additional costs, in each case plus an applicable margin. The initial applicable margin for borrowings under the Company’s senior secured credit facility will be 1.75% per annum with respect to base rate borrowings and 2.75% per annum with respect to LIBOR borrowings. The applicable margin for borrowings under the Company’s senior secured credit facility are subject to adjustment each fiscal quarter based on the Company’s secured leverage ratio (as defined in the senior secured credit facility). Swingline loans bear interest at a rate per annum equal to the base rate plus the applicable margin.

In addition to paying interest on outstanding principal under the Company’s senior secured credit facility, the Company is required to pay a commitment fee of 0.50% per annum in respect of the unutilized commitments under the senior secured multi-currency revolver. This commitment fee is subject to adjustment each fiscal quarter based on the Company’s secured leverage ratio. The Company is also required to pay customary letter of credit fees equal to the applicable margin on LIBOR loans and agency fees under this facility.

Mandatory Repayments. The Company is required to prepay outstanding term loans under the senior secured term loan with (x) 100% of the net cash proceeds of any debt issued by the Company or its subsidiaries (with exceptions for certain debt permitted to be incurred under the credit agreement), (y) commencing with the fiscal year ending September 30, 2008, 50% (which percentage will be reduced to 25% and to 0% if the Company’s secured leverage ratio is less than specified ratios) of the Company’s annual excess cash flow (as defined in the credit agreement governing the Company’s senior secured credit facility), and (z) if the Company’s secured leverage ratio exceeds a specified level, 100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property by the Company or its subsidiaries, subject to reinvestment rights and certain other exceptions.

Voluntary Repayments. The Company may voluntarily prepay outstanding loans under the Company’s senior secured credit facility and reduce the unutilized portion of the commitment amount in respect of the senior secured multi-currency revolver at any time without premium or penalty other than customary “breakage” costs with respect to LIBOR loans.

Amortization and Final Maturity. Beginning in March 2008, the Company is required to make scheduled quarterly payments under its senior secured term loan facility equal to 0.25% of the original principal amount of the term loans, with the balance paid on the seventh anniversary of the closing date of the Merger. The principal amount outstanding of the loans under the Company’s senior secured multi-currency revolver is due and payable in full on the sixth anniversary of the closing date of the Merger.

Guarantees and Security. All obligations under the Company’s senior secured credit facility are unconditionally guaranteed by Parent and all of the Company’s existing wholly-owned domestic subsidiaries (with certain agreed-upon exceptions), and will be guaranteed by certain of the Company’s future domestic wholly-owned subsidiaries. All obligations under the senior secured credit facility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the Company’s assets and the assets of Parent and the subsidiary guarantors, including:

•	a second-priority security interest in personal property consisting of accounts receivable, inventory, cash, certain deposit accounts, and certain related assets and proceeds of the foregoing;

•

a first-priority pledge of all of the Company’s capital stock and all of the capital stock held by the Company and its subsidiary guarantors (which pledge, in the case of the capital stock of any foreign subsidiary or of any U.S. subsidiary that holds capital stock of a foreign subsidiary and is a disregarded entity for U.S. federal income tax purposes, is limited to 65% of the voting stock of such subsidiary); and

•

a first-priority security interest in, and mortgages on, substantially all other tangible and intangible assets of the Company and each subsidiary guarantor, including substantially all of the Company’s material owned real property and equipment.

Certain Covenants and Events of Default. The credit agreement governing the Company’s senior secured credit facility contains a number of covenants that, among other things and subject to certain exceptions, restrict the Company’s ability and the ability of its subsidiaries to:

•	incur or guarantee additional debt and issue or sell certain preferred stock;

•	pay dividends on, redeem or repurchase the Company’s capital stock;

•	make certain acquisitions or investments;

•	incur or assume certain liens;

•	enter into transactions with affiliates;

•	merge or consolidate with another company;

•	transfer or otherwise dispose of assets;

•	redeem subordinated debt;

•	incur obligations that restrict the ability of the Company’s subsidiaries to make dividends or other payments to us; and

•	create or designate unrestricted subsidiaries.

The credit agreement governing the Company’s senior secured credit facility also contains certain customary affirmative covenants and events of default.

Senior Unsecured Bridge Facility

Overview. In connection with the Merger, the Company entered into a senior unsecured bridge agreement with Morgan Stanley Senior Funding, Inc., as administrative agent. The senior unsecured bridge facility provides senior unsecured financing of $1.45 billion, consisting of (a) a $700.0 million senior unsecured cash-pay bridge loan with a term of one year; and (b) a $750.0 million senior unsecured PIK-toggle bridge loan with a term of one year.

If any borrowings under the senior unsecured bridge facility remain outstanding on the one-year anniversary of the closing date of the senior unsecured bridge facility, the lenders in respect of the cash-pay bridge loan and the lenders in respect of the PIK-toggle bridge loan will have the option at any time or from time to time to exchange such senior unsecured bridge loans for senior cash-pay exchange notes or senior PIK-toggle exchange notes, respectively, that the Company will issue under a senior indenture. Any senior unsecured bridge loans that are not exchanged for senior exchange notes will automatically be converted into senior unsecured term loans maturing on the eighth anniversary of the closing date of the senior unsecured bridge facility, and the senior exchange notes will also mature on such eighth anniversary. Holders of the senior exchange notes will have registration rights.

Interest Rate. Subject to specified caps, borrowings under the senior unsecured bridge facility for the first six-month period from the closing thereof will bear interest at a rate equal to a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for a term equivalent to a 3-month period plus an initial margin equal to (i) 362.5 basis points, in the case of the cash-pay bridge loan and (ii) 387.5 basis points, in the case of the PIK-toggle bridge loan. Interest for the three-month period commencing at the end of the initial six-month period, subject to specified caps, shall be payable at prevailing LIBOR for the interest period plus (A) the applicable initial margin plus (B) 50 basis points. Thereafter, subject to specified caps, interest will be increased by an additional 50 basis points at the beginning of each three-month period subsequent to the initial nine-month period, for so long as the loans under the senior unsecured bridge facility are outstanding. If issued, the interest rate on the senior exchange notes will be the same as the interest rate borne by the senior unsecured term loans; provided, that if any senior exchange notes are transferred by a lender to a third-party purchaser, the interest rate on those notes will be fixed at the interest rate in effect on the transfer date.

Mandatory Prepayments and Redemptions. The Company will be required to repay the senior unsecured bridge loans with the net cash proceeds of (x) any debt securities issued to refinance the senior unsecured bridge loans, and (y) after any payments required to be made to repay the senior secured credit facility, specified asset sales. Following the one year anniversary of the closing date of the senior unsecured bridge facility, the Company will be required to make an offer to repay the senior unsecured term loans and repurchase senior exchange notes with net proceeds from specified asset sales. In addition, the Company will be required to offer to repay senior unsecured bridge loans and senior unsecured term loans, and if issued, to repurchase the senior exchange notes, upon the occurrence of a change of control.

Voluntary Prepayments and Redemptions. The Company may voluntarily prepay outstanding senior unsecured bridge loans and senior unsecured term loans, in whole or in part, at its option at any time upon three business days’ prior notice, at par plus accrued and unpaid interest and subject to customary LIBOR “breakage” costs. The Company may optionally redeem the senior exchange notes other than fixed-rate exchange notes, if issued, in whole or in part, at any time at par plus accrued and unpaid interest to the redemption date.

If any senior exchange note is transferred by a lender to a third-party purchaser, and the interest rate on such senior exchange note is fixed at the time of transfer, such senior exchange note will be non-callable for the first four years from the closing date of the senior unsecured bridge facility, subject to certain equity clawback and make-whole provisions, and will be callable thereafter at a specified premium. The premium will decline ratably on each yearly anniversary of the closing date of the senior unsecured bridge facility thereafter to zero two years prior to the final maturity of the senior exchange notes.

Guarantees. As of the closing date of the senior unsecured bridge facility, all obligations under the senior unsecured bridge facility (including the senior unsecured term loans thereunder) and, if the senior exchange notes are issued, the senior indenture, are jointly and severally guaranteed on a senior unsecured basis by each wholly owned domestic subsidiary of the Company that is a subsidiary guarantor of the Company’s obligations under the senior secured credit facility. In addition, the senior unsecured bridge loans are guaranteed on a senior unsecured basis by Parent.

Certain Covenants and Events of Default. The senior unsecured bridge facility and the senior indenture relating to the senior exchange notes contain a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s ability to:

•	incur additional indebtedness;

•	create liens;

•	engage in mergers or consolidations;

•	sell or transfer assets and subsidiary stock;

•	pay dividends and distributions or repurchase its capital stock;

•	make certain investments, loans or advances;

•	prepay certain indebtedness;

•	enter into agreements that restrict the payment of dividends by subsidiaries or the repayment of intercompany loans and advances; and

•	engage in certain transactions with affiliates.

In addition, the senior unsecured bridge facility contains certain customary affirmative covenants and events of default consistent with those in the senior secured facilities that are applicable prior to the one year anniversary of the closing date of the senior unsecured bridge facility. Following such one year anniversary, the senior unsecured bridge facility contains certain affirmative covenants and events of default that are customary for high-yield debt securities and substantially similar to those in the senior indenture relating to the senior exchange notes.

Management Services Agreement

Parent and Merger Sub previously entered into a Management Services Agreement (the “Management Services Agreement”) with Silver Lake Management Company III, L.L.C., and TPG Capital, L.P. (collectively referred to as the “Managers”). By virtue of the closing of the Merger, the Company assumed the obligations of Merger Sub under the Management Services Agreement. Under the Management Services Agreement, the Managers will provide management and financial advisory services to the Company. Upon consummation of the Merger, the Managers received a one-time transaction fee of $75 million, and the Company reimbursed the Managers and their affiliates for their out-of-pocket expenses in connection with the Merger.

Pursuant to the Management Services Agreement, the Managers will receive a monitoring fee of $7 million per annum (such fees collectively, the “Monitoring Fees”) and reimbursement on demand for out-of-pocket expenses incurred in connection with the provision of such services. In the event of a financing, acquisition, disposition or change of control transaction involving the

Company during the term of the Management Services Agreement, the Managers will have the right to require the Company to pay to the Managers a fee equal to customary fees charged by internationally-recognized investment banks for serving as a financial advisor in similar transactions. The Management Services Agreement may be terminated at any time by the Managers, but will otherwise have an initial term ending on December 31, 2017 that will automatically be extended each December 31st for an additional year unless earlier terminated by the Company or the Managers. The Management Services Agreement will automatically terminate upon an initial public offering unless otherwise determined by the Managers, and, upon such a termination, the Managers will receive a one-time success fee in an amount equal to the net present values of the monitoring fees that would have been payable during the remaining term of the Management Services Agreement. The Management Services Agreement contains customary exculpation and indemnification provisions in favor of the Managers and their affiliates.

Item 1.02.	Termination of a Material Definitive Agreement

$400 Million Credit Agreement

On October 26, 2007, in connection with the Merger, the Company paid in full all outstanding amounts due in connection with the termination of the $400,000,000 Credit Agreement, dated as of February 23, 2005, by and among the Company, Avaya International Sales Limited, a company incorporated in Ireland, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as joint bookrunners and joint lead arrangers, JPMorgan Chase Bank, N.A., as syndication agent, Citicorp USA, Inc. as administrative agent, and the lenders from time to time party thereto (as amended and in effect from time to time, the “Existing $400M Credit Facility”). No material penalties were due in connection with such termination. Interest rates for borrowings and fees for outstanding letters of credit under the Existing $400M Credit Facility were based on market rates. The credit agreement governing the Existing $400M Credit Facility contained customary covenants and events of default. There were no outstanding borrowings under the Existing $400M Credit Facility.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth relating to the Senior Secured Multi-Currency Asset-Based Revolving Credit Facility, the Senior Secured Credit Facility and the Senior Unsecured Bridge Facility in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Section 3 – Securities and Trading Markets

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 26, 2007, the Company notified the New York Stock Exchange (the “NYSE”) of the effectiveness of the Merger. In connection therewith, the Company informed the NYSE that each outstanding share of the Company’s Common Stock (other than shares held by (i) the Company as treasury stock, (ii) Parent or Merger Sub and (iii) stockholders who properly exercised their appraisal rights under Delaware law) was converted into the right to receive $17.50 without interest (the “Merger Consideration”), and requested that the NYSE file with the Securities and Exchange Commission an application on Form 25 to report that shares of the Company’s Common Stock are no longer listed on the NYSE. Trading of the Company’s Common Stock on the NYSE was suspended as of the opening of trading on October 26, 2007.

Item 3.03.	Material Modification to Rights of Security Holders.

In connection with the consummation of the Merger, each share of the Company’s Common Stock issued and outstanding immediately prior to the effective time of the Merger (other than shares held by (i) the Company as treasury stock, (ii) Parent or Merger Sub and (iii) stockholders who properly exercised their appraisal rights under Delaware law) was converted into the right to receive the Merger Consideration. Upon the effective time of the Merger, the Company’s stockholders immediately prior to the effective time of the Merger ceased to have any rights as stockholders in the Company (other than their right to receive the Merger Consideration) and accordingly no longer have any interest in the Company’s future earnings or growth.

Section 5 – Corporate Governance and Management

Item 5.01.	Changes in Control of Registrant.

On October 26, 2007, pursuant to the terms of the Merger Agreement, the Merger was consummated. As a result of the Merger, the Company became a wholly-owned subsidiary of Parent, which is majority-owned by affiliates of the Sponsors. The aggregate purchase price paid for all equity securities of the Company was approximately $8.3 billion. The purchase price was funded by the financing provided by the new credit facilities and loans described in Item 1.01 above, equity financing from the Sponsors, members of the Company’s management and certain other indirect investors and cash of the Company.

Pursuant to a stockholders’ agreement entered into by affiliates of the Sponsors, Parent and certain other investors in Parent, the funds affiliated with each Sponsor have the right to designate three of the Company’s directors and three of the directors of the Company’s parent company.

A copy of the joint press release issued by the Company and the Sponsors on October 26, 2007 announcing the consummation of the Merger is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements with Certain Officers.

Each of Bruce R. Bond, Frank J. Fanzilli, Joseph P. Landy, Mark Leslie, Philip A. Odeen, Hellene S. Runtagh, Daniel C. Stanzione, Paula Stern, Anthony P. Terracciano, Michael Thurk, Richard F. Wallman and Ronald L. Zarrella voluntarily resigned from the Company’s board of directors effective as of the effective time of the Merger on October 26, 2007. The Company’s newly appointed board of directors is comprised of the following individuals: Louis J. D’Ambrosio, the Company’s President and Chief Executive Officer, Dave Roux, Greg Mondre, Kevin Rollins, John Marren and Gene Frantz.

Pursuant to the stockholders’ agreement described in Item 5.01, the funds affiliated with each Sponsor have the right to designate three of the Company’s directors and three of the directors of the Company’s parent company. Messrs. Roux and Mondre are affiliated with Silver Lake Partners. Silver Lake Partners expects to designate a third director in due course. Messrs. Rollins, Marren and Frantz are affiliated with TPG Capital.

As a result of their respective positions with the Sponsors, one or more of the directors of the Company may be deemed to have an indirect material interest in the Management Services Agreement. The information relating to the Management Services Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 5.03.	Amendments to Articles of Incorporation or By-laws.

At the effective time of the Merger, the Company’s certificate of incorporation and by-laws were amended and restated to be in the form of (except with respect to the name of the Company) the certificate of incorporation and by-laws of Merger Sub in accordance with the terms of the Merger Agreement. A copy of each of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws is attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Certificate of Incorporation of Avaya Inc.

3.2	Amended and Restated By-Laws of Avaya Inc.

99.1	Joint Press Release, dated October 26, 2007, issued by the Company and the Sponsors relating to the consummation of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2007

AVAYA INC.

By:	/s/ Eric M. Sherbet
Name:	Eric M. Sherbet
Title:	Vice President – Law, Corporate and Securities, and Corporate Secretary